Exhibit 99.1

1Q 2021

SmartFinancial Announces Results for the First Quarter 2021

KNOXVILLE, TN – April 20, 2021 - SmartFinancial, Inc. ("SmartFinancial" or the "Company"; NASDAQ: SMBK), today announced net income of $9.8 million, or $0.65 per diluted common share, for the first quarter of 2021, compared to net income of $9.0 million, or $0.59 per diluted common share for the fourth quarter of 2020.  Operating earnings (Non-GAAP), which excludes securities gains, merger related and restructuring expenses and non-operating items, totaled $9.8 million, or $0.65 per diluted common share, in the first quarter of 2021, compared to $9.2 million, or $0.61 per diluted common share, in the fourth quarter of 2020.

Highlights for the First Quarter of 2021

●	Net income and operating earnings (non-GAAP) of $9.8 million, or $0.65 per diluted share
●	Tangible book value per share (Non-GAAP) of $18.39, a 10.5% annualized quarter-over-quarter increase
●	Organic loan growth of over $60 million, a 10.4% annualized quarter-over-quarter increase
●	Originated 1,231 of Paycheck Protection Program (“PPP”) loans totaling $119.5 million
●	Successfully completed a lift-out of an experienced banking team in the Gulf Coast Region
●	Announced on April 14, 2021 the proposed acquisition of Sevier County Bancshares, Inc.

Billy Carroll, President & CEO, stated: “We had an outstanding first quarter. Our team continues to build a great franchise and this quarter highlights their efforts. Organic loan growth coupled with PPP production has been strong to start the year. We are also very excited about what our Gulf Coast Region lift-out and the Sevier County Bank acquisition will do for our company’s growth and profitability.”

SmartFinancial's Chairman, Miller Welborn, concluded: “We are incredibly excited about where we are as a company. Our team continues to execute with precision and our latest quarterly results is a perfect example of their commitment to continually raise the bar. The goals and targets of our Strategic Plan are very clear and the progress we made during the first quarter of 2021 is impressive.”

Net Interest Income and Net Interest Margin

Net interest income was $26.3 million for the first quarter of 2021, compared to $26.5 million for the fourth quarter of 2020. Average earning assets totaled $3.1 billion, an increase of $110.0 million, primarily driven by an increase in average cash and cash equivalents of $68.0 million, an increase in average securities of $17.2 million and an increase in average loans of $27.1 million.  Average interest-bearing liabilities increased $94.5 million, directly related to continued deposit growth.

The tax equivalent net interest margin was 3.48% for the first quarter of 2021, compared to 3.57% for the fourth quarter of 2020. The tax equivalent net interest margin was negatively impacted by a 13 basis point decrease in the average yield on interest-earning assets and offset by a 6 basis point decline in the rate on interest-bearing liabilities over the prior quarter. Lower market interest rates continue to negatively impact earning asset yields, but these declines have been largely mitigated by a lower cost of funds. The primary drivers of the yield decrease on interest-earning assets during the first quarter of 2021 was an overall decline in loan yields and a decrease in loan fees.  The decrease of $612 thousand in loan fees during the quarter is attributable to $2.4 million of the PPP fee accretion and $454 thousand of other loan fees compared to $2.2 million of PPP fee accretion, and $1.3 million of other loan fees recognized in the fourth quarter of 2020. The decrease was offset by an increase of $867 thousand in acquired loan discount accretion.  The Company continues to carry excess liquidity on the balance sheet that resulted from significant deposit growth during the first quarter of 2021 and the fourth quarter of 2020.

The yield on interest-bearing liabilities decreased to 0.54% for the first quarter of 2021 when compared to 0.60% for the fourth quarter of 2020. The cost of average interest-bearing deposits was 0.44% for the first quarter of 2021 compared to 0.50% for the fourth quarter of 2020, a decrease of 6 basis points. The lower cost of average deposits was attributable to the maturing and repricing of time deposits, with average costs decreasing 14 basis points.  The cost of total deposits for the first quarter of 2021 was 0.33%.

The following table presents selected interest rates and yields for the periods indicated:

	Three Months Ended
	Mar	Dec	Increase
Selected Interest Rates and Yields	2021	2020	(Decrease)
Yield on loans	4.67%	4.72%	(0.05)%
Yield on earning assets, FTE	3.88%	4.01%	(0.13)%
Cost of interest-bearing deposits	0.44%	0.50%	(0.06)%
Cost of total deposits	0.33%	0.38%	(0.05)%
Cost of interest-bearing liabilities	0.54%	0.60%	(0.06)%
Net interest margin, FTE	3.48%	3.57%	(0.09)%

Provision for Loan Loss and Credit Quality

The provision for loan losses during the first quarter of 2021 was $67 thousand, compared to no provision for the fourth quarter of 2020. At March 31, 2021, the allowance for loan losses was $18.4 million.  The allowance for loan losses to total loans was 0.74% as of March 31, 2021, compared to 0.77% as of December 31, 2020.  For the Company’s originated loans, the allowance for loan losses to originated loans, less PPP loans, was 0.93% as of March 31, 2021, compared to 0.96% as of December 31, 2020.  The remaining discounts on the acquired loan portfolio totaled $13.0 million, or 3.60% of acquired loans as of March 31, 2021.

As of March 31, 2021, the Company had COVID related modified loans totaling $1.7 million, or 0.07%, of the loan portfolio, as compared to $17.2 million or 0.7%, of the loan portfolio on December 31, 2020.

The following table presents detailed information related to the provision for loan losses for the periods indicated (dollars in thousands):

	Three Months Ended
	Mar	Dec
Provision for Loan Losses Rollforward	2021	2020	Change
Beginning balance	$18,346	$18,817	$(471)
Charge-offs	(120)	(520)	400
Recoveries	77	49	28
Net charge-offs	(43)	(471)	428
Provision	67	-	67
Ending balance	$18,370	$18,346	$24

Allowance for loan losses to total loans, gross	0.74%	0.77%	(0.03)%

The Company is not required to implement the provisions of the Current Expected Credit Losses (“CECL”) accounting standard until January 1, 2023 and is continuing to account for the allowance for loan losses under the incurred loss model.

Nonperforming loans as a percentage of total loans was 0.25% as of March 31, 2021, an increase of one basis point from the 0.24% reported in the fourth quarter of 2020.  Total nonperforming assets (which include nonaccrual loans, loans past due 90 days or more and still accruing, and other real estate owned) as a percentage of total assets was 0.29% as of March 31, 2021, as compared to 0.31% as of December 31, 2020.

The following table presents detailed information related to credit quality for the periods indicated (dollars in thousands):

	Three Months Ended
	Mar	Dec	Increase
Credit Quality	2021	2020	(Decrease)
Nonaccrual loans	$4,739	$5,633	$(894)
Loans past due 90 days or more and still accruing	1,495	149	1,346
Total nonperforming loans	6,234	5,782	452
Other real estate owned	3,946	4,619	(673)
Total nonperforming assets	$10,180	$10,401	$(221)

Nonperforming loans to total loans, gross	0.25%	0.24%	0.01%
Nonperforming assets to total assets	0.29%	0.31%	(0.02)%

Noninterest Income

Noninterest income increased $715 thousand to $5.7 million for the first quarter of 2021 compared to $5.0 million for the fourth quarter of 2020.  During the first quarter of 2021, the primary components of the changes in noninterest income were as follows:

●	Increase in investment services of $124 thousand, stemming from increased production;
●	Increase in insurance commissions of $918 thousand, primarily due to commissions of $815 thousand from the placement of life insurance policies;
●	Decrease in mortgage banking income of $192 thousand, related to continuing seasonality; and
●	Decrease in other of $191 thousand, is primarily attributable to $465 thousand of non-recurring income recognized in the prior quarter, partially offset by an increase in the cash surrender value of bank owned life insurance income of $189 thousand.

The following table presents detailed information related to noninterest income for the periods indicated (dollars in thousands):

	Three Months Ended
	Mar	Dec	Increase
Noninterest Income	2021	2020	(Decrease)
Service charges on deposit accounts	$1,009	$1,032	$(23)
Mortgage banking income	1,139	1,331	(192)
Investment services	531	407	124
Insurance commissions	1,466	548	918
Interchange and debit card transaction fees	839	760	79
Other	707	898	(191)
Total noninterest income	$5,691	$4,976	$715

Noninterest Expense

Noninterest expense was $19.5 million for the first quarter of 2021 compared to $20.0 million for the fourth quarter of 2020. During the first quarter of 2021, the primary components of the changes in noninterest expense were as follows:

●	Salaries and employee benefits declined $647 thousand, primarily attributable to the deferral of salary cost related to the origination of PPP loans;
●	Data processing and technology increased $197 thousand, primarily due to implementation of new contactless chip cards and tier pricing adjustments from our core system provider;
●	Merger related and restructuring expense decreased $599 thousand: and
●Other increased $578 thousand, primarily from an investment in a start-up fintech company.

The following table presents detailed information related to noninterest expense for the periods indicated (dollars in thousands):

	Three Months Ended
	Mar	Dec	Increase
Noninterest Expense	2021	2020	(Decrease)
Salaries and employee benefits	$10,869	$11,516	$(647)
Occupancy and equipment	2,341	2,256	85
FDIC insurance	371	297	74
Other real estate and loan related expenses	602	516	86
Advertising and marketing	190	181	9
Data processing and technology	1,379	1,182	197
Professional services	641	786	(145)
Amortization of intangibles	444	571	(127)
Merger related and restructuring expenses	103	702	(599)
Other	2,524	1,946	578
Total noninterest expense	$19,464	$19,953	$(489)

Income Tax Expense

Income tax expense was $2.7 million for the first quarter of 2021, an increase of $165 thousand, compared to $2.5 million for the fourth quarter of 2020.

For the first quarter of 2021, the effective tax rate was 21.5% compared to 21.7% for the fourth quarter of 2020.

Balance Sheet Trends

Total assets at March 31, 2021 were $3.56 billion compared with $3.30 billion at December 31, 2020.  The increase of $252.1 million is primarily attributable to increases in cash and cash equivalents of $75.0 million, securities available-for-sale of $35.3 million, loans of $104.9 million, which consisted of organic loan growth of $61.0 million and net increase in PPP loans of $49.3 million, and bank owned life insurance of $40.4 million.

Total liabilities increased to $3.19 billion at March 31, 2021 from $2.95 billion at December 31, 2020.  The increase of $245.3 million was primarily from organic deposit growth of $243.0 million.

Shareholders' equity at March 31, 2021 totaled $364.1 million, an increase of $6.9 million, from December 31, 2020.  The increase in shareholders' equity was primarily from net income of $9.8 million for the quarter ended March 31, 2021, which was offset by a net change in accumulated other comprehensive income of $1.1 million, repurchase of the Company's common stock of $1.2 million and $907 thousand of dividends paid. Tangible book value per share (Non-GAAP) was $18.39 at March 31, 2021, an increase from $17.92 at December 31, 2020.  Tangible common equity (Non-GAAP) as a percentage of tangible assets (Non-GAAP) was 8.00% at March 31, 2021, compared with 8.41% at December 31, 2020.

The following table presents selected balance sheet information for the periods indicated (dollars in thousands):

	Mar	Dec	Increase
Selected Balance Sheet Information	2021	2020	(Decrease)
Total assets	$3,557,203	$3,304,949	$252,254
Total liabilities	3,193,145	2,947,781	245,364
Total equity	364,058	357,168	6,890
Securities available-for-sale, at fair value	250,937	215,634	35,303
Loans	2,487,129	2,382,243	104,886
Deposits	3,048,213	2,805,215	242,998
Borrowings	82,642	81,199	1,443

Conference Call Information

SmartFinancial issued this earnings release for the first quarter of 2021 on Tuesday, April 20, 2021, and will host a conference call on Wednesday, April 21, 2021, at 10:00 a.m. ET.  To access this interactive teleconference, dial (888) 317-6003 or (412) 317-6061 and enter the confirmation number, 6293687.  A replay of the conference call will be available through April 20, 2022, by dialing (877) 344-7529 or (412) 317-0088 and entering the confirmation number, 10154896.  Conference call materials will be published on the Company’s webpage located at http://www.smartfinancialinc.com/CorporateProfile, at 9:00 am ET prior to the conference call.

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007, with 35 branches across East and Middle Tennessee, Alabama, and the Florida Panhandle.  Recruiting the best people, delivering exceptional client service, strategic branching, and a disciplined approach to lending have contributed to SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Source
SmartFinancial, Inc.

Investor Contacts
Billy Carroll	Ron Gorczynski
President & CEO	Executive Vice President, Chief Financial Officer
(865) 868-0613 billy.carroll@smartbank.com	(865) 437-5724 ron.gorczynski@smartbank.com

Media Contact
Kelley Fowler
Senior Vice President, Public Relations & Marketing
(865) 868-0611 kelley.fowler@smartbank.com

Non-GAAP Financial Measures

Statements included in this earnings release include measures not recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of Non-GAAP financial measures to GAAP financial measures. SmartFinancial management uses several Non-GAAP financial measures, including: (i) operating earnings, (ii) operating return on average assets, (iii) operating pre-tax pre-provision return on average assets (iv) operating return on average shareholder' equity, (v) return on average tangible common equity, (vi) operating return on average tangible common equity, (vii) operating efficiency ratio, (viii) operating noninterest income, (ix) operating pre-tax pre-provision earnings (x) operating noninterest expense, (xi) tangible common equity, (xii) average tangible common equity, (xiii) tangible book value; and ratios derived therefrom, in its analysis of the company's performance. Operating earnings excludes the following from net income: securities gains and losses, proceeds related to the termination of an Alabama Department of Economic and Community Affairs (“ADECA”) loan program, merger related and restructuring expenses.  Operating return on average assets is the annualized operating earnings divided by average assets.  Operating pre-tax pre-provision return on average assets is the annualized operating pre-tax pre-provision income earnings by average assets. Operating return on average shareholders' equity is the annualized operating earnings divided by average equity. Return on average tangible common equity is the annualized net income divided by average tangible common equity. Operating return on average tangible common equity is the annualized operating earnings divided by average tangible common equity (Non-GAAP). The operating efficiency ratio includes an adjustment for taxable equivalent yields and excludes securities gains and losses and merger related and restructuring expenses from the efficiency ratio. Operating noninterest income excludes the following from noninterest income: securities gains and losses, proceeds related to the termination of the ADECA loan program.  Operating pre-tax pre-provision earnings is net interest income plus operating noninterest income less operating noninterest expense.  Operating noninterest expense excludes the following from noninterest expense: prior year adjustments to salaries, merger related and restructuring expenses and certain franchise tax true-up expenses. Tangible common equity and average tangible common equity excludes goodwill and other intangible assets from shareholders' equity and average shareholders' equity, respectively.  Tangible book value is tangible common equity divided by common shares outstanding.  Tangible assets excludes goodwill and other intangibles from total assets.  Management believes that Non-GAAP financial measures provide additional useful information that allows investors to evaluate the ongoing performance of the company and provide meaningful comparisons to its peers.  Management believes these non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results and allow investors and company management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.  Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider SmartFinancial's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This news release may contain statements that are based on management’s current estimates or expectations of future events or future results, and that may be deemed to constitute forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  These statements, including statements regarding the effects of the COVID-19 pandemic on the Company’s business and financial results and conditions, are not historical in nature and can generally be identified by such words as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “may,” “estimate,” and similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results of SmartFinancial to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others, (1) risks associated with our growth strategy, including a failure to implement our growth plans or an inability to manage our growth effectively; (2) claims and litigation arising from our business activities and from the companies we acquire, which may relate to contractual issues, environmental laws, fiduciary responsibility, and other matters; (3) the risk that cost savings and revenue synergies from recently completed acquisitions may not be realized or may take longer than anticipated to realize; (4) disruption from recently completed acquisitions with customer, supplier, employee, or other business relationships; (5) our ability to successfully integrate the businesses acquired as part of previous acquisitions with the business of SmartBank; (6) risks related to the proposed acquisition of Sevier County Bancshares, Inc. (“SCB”); (7) the risk that the anticipated benefits from the proposed acquisition of SCB may not be realized in the time frame anticipated; (8) changes in management’s plans for the future; (9) prevailing, or changes in, economic or political conditions, particularly in our market areas; (10) credit risk associated with our lending activities; (11) changes in interest rates, loan demand, real estate values, or competition; (12) changes in accounting principles, policies, or guidelines; (13) changes in applicable laws, rules, or regulations, including changes to statutes, regulations or regulatory policies or practices as a result of, or in response to COVID-19; (14) adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the COVID-19 pandemic; (15) the impact of the COVID-19 pandemic on the Company’s assets, business, cash flows, financial condition, liquidity, prospects and results of operations; (16) potential increases in the provision for loan losses resulting from the COVID-19 pandemic; and (17) other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in SmartFinancial’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with or furnished to the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website (www.sec.gov). Undue reliance should not be placed on forward-looking statements.  SmartFinancial disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	Ending Balances
	Mar	Dec	Sep	Jun	Mar
	2021	2020	2020	2020	2020
Assets:
Cash and cash equivalents	$556,701	$481,719	$541,815	$399,467	$309,089
Securities available-for-sale, at fair value	250,937	215,634	214,634	219,631	201,002
Other investments	14,728	14,794	14,829	14,829	14,113
Loans held for sale	7,870	11,721	11,292	6,330	6,045
Loans	2,487,129	2,382,243	2,404,057	2,408,284	2,139,247
Less: Allowance for loan losses	(18,370)	(18,346)	(18,817)	(16,254)	(13,431)
Loans, net	2,468,759	2,363,897	2,385,240	2,392,030	2,125,816
Premises and equipment, net	72,697	72,682	73,934	73,868	73,801
Other real estate owned	3,946	4,619	3,932	5,524	5,894
Goodwill and core deposit intangibles, net	86,350	86,471	86,710	86,327	86,503
Bank owned life insurance	71,586	31,215	31,034	30,853	30,671
Other assets	23,629	22,197	24,168	37,126	20,781
Total assets	$3,557,203	$3,304,949	$3,387,588	$3,265,985	$2,873,715
Liabilities:
Deposits:
Noninterest-bearing demand	$777,968	$685,957	$669,733	$645,650	$431,781
Interest-bearing demand	683,887	649,129	534,128	479,212	444,141
Money market and savings	1,073,941	919,631	871,098	762,246	730,392
Time deposits	512,417	550,498	577,064	652,581	735,616
Total deposits	3,048,213	2,805,215	2,652,023	2,539,689	2,341,930
Borrowings	82,642	81,199	319,391	318,855	131,603
Subordinated debt	39,367	39,346	39,325	39,304	39,283
Other liabilities	22,923	22,021	27,060	24,649	24,699
Total liabilities	3,193,145	2,947,781	3,037,799	2,922,497	2,537,515
Shareholders' Equity:
Common stock	15,105	15,107	15,233	15,217	15,222
Additional paid-in capital	251,836	252,693	254,626	254,396	254,356
Retained earnings	96,034	87,185	78,918	73,283	67,869
Accumulated other comprehensive income (loss)	1,083	2,183	1,012	592	(1,247)
Total shareholders' equity	364,058	357,168	349,789	343,488	336,200
Total liabilities & shareholders' equity	$3,557,203	$3,304,949	$3,387,588	$3,265,985	$2,873,715

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
	2021	2020	2020	2020	2020
Interest income:
Loans, including fees	$28,018	$28,594	$28,621	$28,663	$26,434
Securities available-for-sale:
Taxable	724	609	546	589	679
Tax-exempt	259	306	364	416	283
Federal funds sold and other earning assets	291	303	327	277	602
Total interest income	29,292	29,812	29,858	29,945	27,998
Interest expense:
Deposits	2,331	2,580	2,897	3,366	4,754
Borrowings	117	142	334	249	89
Subordinated debt	584	584	584	584	584
Total interest expense	3,032	3,306	3,815	4,199	5,427
Net interest income	26,260	26,506	26,043	25,746	22,571
Provision for loan losses	67	—	2,634	2,850	3,200
Net interest income after provision for loan losses	26,193	26,506	23,409	22,896	19,371
Noninterest income:
Service charges on deposit accounts	1,009	1,032	892	709	770
Gain (loss) on sale of securities, net	—	—	(9)	16	—
Mortgage banking	1,139	1,331	1,029	931	584
Investment services	531	407	359	363	437
Insurance commissions	1,466	548	560	473	269
Interchange and debit card transaction fees	839	760	868	508	276
Other	707	898	422	511	482
Total noninterest income	5,691	4,976	4,121	3,511	2,818
Noninterest expense:
Salaries and employee benefits	10,869	11,516	11,032	10,357	10,006
Occupancy and equipment	2,341	2,256	2,186	1,996	1,911
FDIC insurance	371	297	534	180	180
Other real estate and loan related expense	602	516	643	346	545
Advertising and marketing	190	181	253	202	198
Data processing and technology	1,379	1,182	1,131	1,155	1,008
Professional services	641	786	594	868	711
Amortization of intangibles	444	571	402	405	362
Merger related and restructuring expenses	103	702	290	1,477	2,096
Other	2,524	1,946	2,102	1,820	1,776
Total noninterest expense	19,464	19,953	19,167	18,806	18,793
Income before income taxes	12,420	11,529	8,363	7,601	3,396
Income tax expense	2,664	2,499	1,968	1,427	664
Net income	$9,756	$9,030	$6,395	$6,174	$2,732
Earnings per common share:
Basic	$0.65	$0.60	$0.42	$0.41	$0.19
Diluted	$0.65	$0.59	$0.42	$0.41	$0.19
Weighted average common shares outstanding:
Basic	15,011,573	15,109,298	15,160,579	15,152,768	14,395,103
Diluted	15,111,947	15,182,796	15,210,611	15,202,335	14,479,679

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Three Months Ended
	March 31, 2021			December 31, 2020			March 31, 2020
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest[1]	Cost[1]	Balance	Interest[1]	Cost[1]	Balance	Interest[1]	Cost[1]
Assets:
Loans, including fees[2]	$2,428,499	$27,943	4.67%	$2,401,406	$28,506	4.72%	$1,982,997	$26,389	5.35%
Loans held for sale	7,913	75	3.82%	10,191	88	3.45%	4,294	45	4.24%
Taxable securities	136,492	724	2.15%	119,936	609	2.02%	116,837	679	2.34%
Tax-exempt securities	90,849	409	1.82%	90,200	456	2.01%	70,397	400	2.28%
Federal funds sold and other earning assets	417,144	291	0.28%	349,167	303	0.35%	165,512	602	1.46%
Total interest-earning assets	3,080,897	29,442	3.88%	2,970,900	29,962	4.01%	2,340,037	28,115	4.83%
Noninterest-earning assets	275,272			255,477			216,498
Total assets	$3,356,169			$3,226,377			$2,556,535

Liabilities and Stockholders’ Equity:
Interest-bearing demand deposits	$641,214	256	0.16%	$570,326	230	0.16%	$389,500	434	0.45%
Money market and savings deposits	983,893	821	0.34%	903,235	774	0.34%	664,983	1,389	0.84%
Time deposits	526,062	1,254	0.97%	565,237	1,576	1.11%	680,830	2,931	1.73%
Total interest-bearing deposits	2,151,169	2,331	0.44%	2,038,798	2,580	0.50%	1,735,313	4,754	1.10%
Borrowings[3]	81,837	117	0.58%	99,777	142	0.57%	51,921	89	0.69%
Subordinated debt	39,354	584	6.01%	39,332	584	5.90%	39,269	584	5.98%
Total interest-bearing liabilities	2,272,360	3,032	0.54%	2,177,907	3,306	0.60%	1,826,503	5,426	1.19%
Noninterest-bearing deposits	700,962			670,820			373,125
Other liabilities	21,928			23,624			27,215
Total liabilities	2,995,250			2,872,351			2,226,843
Shareholders' equity	360,919			354,026			329,692
Total liabilities and shareholders' equity	$3,356,169			$3,226,377			$2,556,535

Net interest income, taxable equivalent		$26,410			$26,656			$22,689
Interest rate spread			3.33%			3.41%			3.63%
Tax equivalent net interest margin			3.48%			3.57%			3.90%

Percentage of average interest-earning assets to average interest-bearing liabilities			135.58%			136.41%			128.12%
Percentage of average equity to average assets			10.75%			10.97%			12.90%

1 Taxable equivalent

2 Includes average balance of $312,582 and $296,337 in PPP loans for the quarters ended March 31, 2021 and December 31, 2020, respectively. No PPP loans are included in the average balance for the quarter end March 31, 2020.

3 Includes average balance of $18,092 in Paycheck Protection Program Liquidity Facility (“PPPLF”) funding for the quarter ended December 31, 2020. No PPPLF funding was used for the quarters ended March 31, 2021 and 2020.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	As of and for The Three Months Ended
	Mar	Dec	Sep	Jun	Mar
	2021	2020	2020	2020	2020
Composition of Loans:
Commercial real estate
owner occupied	$477,293	$463,771	$467,569	$464,073	$473,398
non-owner occupied	593,348	549,205	563,082	552,958	535,637
Commercial real estate, total	1,070,641	1,012,976	1,030,651	1,017,031	1,009,035
Commercial & industrial	686,010	634,446	644,498	637,450	377,173
Construction & land development	285,973	278,075	275,172	279,216	253,445
Consumer real estate	432,486	443,930	440,310	459,861	482,728
Consumer and other	12,019	12,816	13,426	14,726	16,866
Total loans	$2,487,129	$2,382,243	$2,404,057	$2,408,284	$2,139,247

Asset Quality and Additional Loan Data:
Nonperforming loans	$6,234	$5,782	$2,248	$3,776	$3,069
Other real estate owned	3,946	4,619	3,932	5,524	5,894
Total nonperforming assets	$10,180	$10,401	$6,180	$9,300	$8,963
Restructured loans not included in nonperforming loans	$250	$257	$8	$9	$9
Net charge-offs to average loans (annualized)	0.01%	0.08%	0.01%	—%	—%
Allowance for loan losses to loans	0.74%	0.77%	0.78%	0.67%	0.63%
Nonperforming loans to total loans, gross	0.25%	0.24%	0.09%	0.16%	0.14%
Nonperforming assets to total assets	0.29%	0.31%	0.18%	0.28%	0.31%
Acquired loan fair value discount balance	$12,951	$14,467	$15,141	$16,187	$17,237
Accretion income on acquired loans	1,636	768	960	888	1,841
PPP net fees deferred balance	7,351	4,190	6,348	8,582	—
PPP net fees recognized	2,398	2,157	1,812	1,909	—

Capital Ratios:
Equity to Assets	10.23%	10.81%	10.33%	10.52%	11.70%
Tangible common equity to tangible assets (Non-GAAP)[1]	8.00%	8.41%	7.97%	8.09%	8.96%

SmartFinancial, Inc.[2]
Tier 1 leverage	8.55%	8.69%	8.78%	8.83%	10.28%
Common equity Tier 1	11.30%	11.61%	11.33%	10.92%	10.87%
Tier 1 capital	11.30%	11.61%	11.33%	10.92%	10.87%
Total capital	13.63%	14.07%	13.81%	13.25%	13.13%

SmartBank	Estimated[3]
Tier 1 leverage	9.33%	9.58%	9.74%	9.82%	11.42%
Common equity Tier 1	12.32%	12.79%	12.57%	12.14%	12.05%
Tier 1 risk-based capital	12.32%	12.79%	12.57%	12.14%	12.05%
Total risk-based capital	13.07%	13.57%	13.37%	12.82%	12.62%

1Total common equity less intangibles divided by total assets less intangibles. See reconciliation of Non-GAAP measures.

2All periods presented are estimated.

3 Current period capital ratios are estimated as of the date of this earnings release.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	As of and for The
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
	2021	2020	2020	2020	2020
Selected Performance Ratios (Annualized):
Return on average assets	1.18%	1.11%	0.76%	0.79%	0.43%
Return on average shareholders' equity	10.96%	10.15%	7.31%	7.31%	3.33%
Return on average tangible common equity¹	14.41%	13.43%	9.72%	9.80%	4.41%
Noninterest income / average assets	0.69%	0.61%	0.49%	0.45%	0.44%
Noninterest expense / average assets	2.35%	2.46%	2.28%	2.41%	2.96%
Efficiency ratio	60.92%	63.38%	63.54%	64.28%	74.02%

Operating Selected Performance Ratios (Annualized):
Operating return on average assets[1]	1.19%	1.14%	0.79%	0.93%	0.67%
Operating PTPP return on average assets[1]	1.52%	1.45%	1.35%	1.53%	1.37%
Operating return on average shareholders' equity[1]	11.05%	10.34%	7.57%	8.58%	5.22%
Operating return on average tangible common equity[1]	14.53%	13.69%	10.06%	11.51%	6.90%
Operating efficiency ratio[1]	60.32%	60.86%	62.25%	58.95%	65.46%
Operating noninterest income / average assets[1]	0.69%	0.56%	0.49%	0.45%	0.44%
Operating noninterest expense / average assets[1]	2.34%	2.37%	2.25%	2.23%	2.63%

Selected Interest Rates and Yields:
Yield on loans	4.67%	4.72%	4.71%	4.87%	5.35%
Yield on earning assets, FTE	3.88%	4.01%	3.88%	4.22%	4.83%
Cost of interest-bearing deposits	0.44%	0.50%	0.59%	0.71%	1.10%
Cost of total deposits	0.33%	0.38%	0.44%	0.54%	0.91%
Cost of interest-bearing liabilities	0.54%	0.60%	0.65%	0.77%	1.19%
Net interest margin, FTE	3.48%	3.57%	3.39%	3.63%	3.90%

Per Common Share:
Net income, basic	$0.65	$0.60	$0.42	$0.41	$0.19
Net income, diluted	0.65	0.59	0.42	0.41	0.19
Operating earnings, basic¹	0.65	0.61	0.44	0.48	0.30
Operating earnings, diluted¹	0.65	0.61	0.44	0.48	0.30
Book value	24.10	23.64	22.96	22.57	22.09
Tangible book value¹	18.39	17.92	17.27	16.90	16.40
Common shares outstanding	15,104,536	15,107,214	15,233,227	15,216,932	15,221,990

¹See reconciliation of Non-GAAP measures

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
	2021	2020	2020	2020	2020
Operating Earnings:
Net income (GAAP)	$9,756	$9,030	$6,395	$6,174	$2,732
Noninterest income:
Securities gains (losses), net	—	—	9	(16)	—
ADECA termination proceeds	—	(465)	—	—	—
Noninterest expenses:
Merger related and restructuring expenses	103	702	290	1,477	2,096
Income taxes:
Income tax effect of adjustments	(27)	(62)	(77)	(382)	(548)
Operating earnings (Non-GAAP)	$9,832	$9,205	$6,617	$7,253	$4,280
Operating earnings per common share (Non-GAAP):
Basic	$0.65	$0.61	$0.44	$0.48	$0.30
Diluted	0.65	0.61	0.44	0.48	0.30

Operating Noninterest Income:
Noninterest income (GAAP)	$5,691	$4,976	$4,121	$3,511	$2,818
Securities gains (losses), net	—	—	9	(16)	—
ADECA termination proceeds	—	(465)	—	—	—
Operating noninterest income (Non-GAAP)	$5,691	$4,511	$4,130	$3,495	$2,818
Operating noninterest income (Non-GAAP)/average assets[1]	0.69%	0.56%	0.49%	0.45%	0.44%

Operating Noninterest Expense:
Noninterest expense (GAAP)	$19,464	$19,953	$19,167	$18,806	$18,793
Merger related and restructuring expenses	(103)	(702)	(290)	(1,477)	(2,096)
Operating noninterest expense (Non-GAAP)	$19,361	$19,251	$18,877	$17,329	$16,697
Operating noninterest expense (Non-GAAP)/average assets[2]	2.34%	2.37%	2.25%	2.23%	2.63%

Operating Pre-tax Pre-provision ("PTPP") Earnings:
Net interest income (GAAP)	$26,260	$26,506	$26,043	$25,746	$22,571
Operating noninterest income	5,691	4,511	4,130	3,495	2,818
Operating noninterest expense	(19,361)	(19,251)	(18,877)	(17,329)	(16,697)
Operating PTPP earnings (Non-GAAP)	$12,590	$11,766	$11,296	$11,912	$8,692

Non-GAAP Return Ratios:
Operating return on average assets (Non-GAAP)[3]	1.19%	1.14%	0.79%	0.93%	0.67%
Operating PTPP return on average assets (Non-GAAP)[4]	1.52%	1.45%	1.35%	1.53%	1.37%
Return on average tangible common equity (Non-GAAP)[5]	14.41%	13.43%	9.72%	9.80%	4.41%
Operating return on average shareholders' equity (Non-GAAP)[6]	11.05%	10.34%	7.57%	8.58%	5.22%
Operating return on average tangible common equity (Non-GAAP)[7]	14.53%	13.69%	10.06%	11.51%	6.90%

Operating Efficiency Ratio:
Efficiency ratio (GAAP)	60.92%	63.38%	63.54%	64.28%	74.02%
Adjustment for taxable equivalent yields	(0.28)%	(0.30)%	(0.32)%	(0.34)%	(0.34)%
Adjustment for securities gains (losses)	—%	—%	0.02%	(0.04)%	—%
Adjustment for merger related income and costs	(0.32)%	(2.22)%	(0.99)%	(4.95)%	(8.21)%
Operating efficiency ratio (Non-GAAP)	60.32%	60.86%	62.25%	58.95%	65.46%

1Operating noninterest income (Non-GAAP) is annualized and divided by average assets.

2Operating noninterest expense (Non-GAAP) is annualized and divided by average assets.

3Operating return on average assets (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average assets.

4Operating PTPP return on average assets (Non-GAAP) is the annualized operating PTPP earnings (Non-GAAP) divided by average assets.

5Return on average tangible common equity (Non-GAAP) is the annualized net income divided by average tangible common equity (Non-GAAP).

6Operating return on average shareholders’ equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average equity.

7Operating return on average tangible common equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average tangible common equity (Non-GAAP).

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
	2021	2020	2020	2020	2020
Tangible Common Equity:
Shareholders' equity (GAAP)	$364,058	$357,168	$349,789	$343,488	$336,200
Less goodwill and other intangible assets	86,350	86,471	86,710	86,327	86,503
Tangible common equity (Non-GAAP)	$277,708	$270,697	$263,079	$257,161	$249,697

Average Tangible Common Equity:
Average shareholders' equity (GAAP)	$360,919	$354,026	$347,907	$339,861	$329,692
Less average goodwill and other intangible assets	85,486	86,561	86,206	86,484	80,370
Average tangible common equity (Non-GAAP)	$275,433	$267,465	$261,701	$253,377	$249,322

Tangible Book Value per Common Share:
Book value per common share (GAAP)	$24.10	$23.64	$22.96	$22.57	$22.09
Adjustment due to goodwill and other intangible assets	(5.72)	(5.72)	(5.69)	(5.67)	(5.69)
Tangible book value per common share (Non-GAAP)[1]	$18.39	$17.92	$17.27	$16.90	$16.40

Tangible Common Equity to Tangible Assets:
Total Assets	$3,557,203	$3,304,949	$3,387,588	$3,265,985	$2,873,715
Less goodwill and other intangibles	86,350	86,471	86,710	86,327	86,503
Tangible Assets (Non-GAAP):	$3,470,853	$3,218,478	$3,300,878	$3,179,658	$2,787,212
Tangible common equity to tangible assets (Non-GAAP)	8.00%	8.41%	7.97%	8.09%	8.96%

1Tangible book value per share is computed by dividing total stockholder's equity, less goodwill and other intangible assets by common shares outstanding.